UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 25, 2006

Harleysville Savings Financial Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	0-29709	23-3028464
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

271 Main Street, Harleysville, Pennsylvania		19438
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(215) 256-8828

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

  At the Annual Meeting of Stockholders held on January 25, 2006, the stockholders of Harleysville Savings Financial Corporation (the “Company”) approved the Harleysville Savings Financial Corporation 2005 Stock Option Plan (the “Plan”). The Plan provides for the issuance of up to 290,000 shares of common stock of the Company pursuant to the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code and non-incentive or compensatory stock options (“Options”). Under the Plan, Options will be available for grant to officers, key employees and directors of the Company and any subsidiaries, except that non-employee directors will be eligible to receive only non-incentive stock options.

The description of the Plan is qualified by reference to the Plan, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

    (a)     Not applicable.

    (b)     Not applicable.

    (c)     The following exhibits are included with this Report:

Exhibit No.	Description

10.1	Harleysville Savings Financial Corporation 2005 Stock Option Plan (1)

_______
(1)
Incorporated by reference to the definitive proxy statement filed by Harleysville Savings Financial Corporation with the Commission on December 16, 2005 for the Annual Meeting of Stockholders held on January 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Harleysville Savings Financial Corporation

By:	/s/ Brendan J. McGill
	Name:	Brendan J. McGill
	Title:	Senior Vice President and Chief
Financial Officer

Date: January 26, 2006